Exhibit 16




February 20, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated February 20,
2002 of MDU Resources Group, Inc. filed with the Securities and
Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
Arthur Andersen LLP


cc: Warren L. Robinson, Executive Vice President,
    Treasurer and Chief Financial Officer,
    MDU Resources Group, Inc.